ANNEX II

Underlying Funds

Registrant	Series
Franklin Gold and Precious Metals Fund	N/A
Franklin Custodian Funds	Franklin Dynatech Fund
Franklin Growth Fund
Franklin Income Fund
Franklin U.S. Government Securities Fund
Franklin Utilities Fund
Franklin Value Investors Trust	Franklin All Cap Value Fund
Franklin Balance Sheet Investment Fund
Franklin Large Cap Value Fund
Franklin MicroCap Value Fund
Franklin MidCap Value Fund
Franklin Small Cap Value Fund
Franklin Mutual Series Funds	Mutual Global Discovery Fund
Mutual European Fund
Mutual Financial Services Fund
Mutual International Fund
Mutual Shares Fund
Mutual Quest Fund
Templeton China World Fund	N/A
Templeton Developing Markets Trust	N/A
Templeton Funds	Templeton Foreign Fund
Templeton Global Smaller Companies Fund	N/A
Franklin High Income Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Low Duration Total Return Fund
Franklin Limited Maturity U.S. Government Securities Fund
Franklin Total Return Fund
Franklin Real Estate Securities Trust	Franklin Real Estate Securities Fund
Franklin Strategic Series	Franklin Biotechnology Discovery Fund
Franklin Growth Opportunities Fund
Franklin Flex Cap Growth Fund
Franklin Focused Core Equity Fund
Franklin Natural Resources Fund
Franklin Small Cap Growth Fund
Franklin Small-Mid Cap Growth Fund
Franklin Strategic Income Fund
Franklin Strategic Mortgage Portfolio	N/A
Franklin Templeton Global Trust	Franklin Templeton Hard Currency Fund
Templeton Income Trust	Templeton Global Bond Fund
Templeton Global Total Return Fund
Templeton International Bond Fund
Franklin Global Trust	Franklin Templeton Emerging Market Debt Opportunities Fund
Franklin Global Real Estate Fund
Franklin International Growth Fund
Franklin International Small Cap Growth Fund
Franklin Large Cap Equity Fund
Templeton Growth Fund, Inc.	N/A
Institutional Fiduciary Trust	Money Market Portfolio
Franklin Templeton International Trust	Templeton Foreign Smaller Companies Fund
Franklin India Growth Fund
Franklin Managed Trust	Franklin Rising Dividends Fund
Templeton Global Investment Trust	Templeton Asian Growth Fund
Templeton BRIC Fund
Templeton Emerging Markets Small Cap Fund
Templeton Frontier Markets Fund
Templeton Global Opportunities Trust	N/A
Templeton Institutional Funds	Global Equity Series Fund
Templeton World Fund	Templeton Funds

Updated as of March 28, 2012